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                                                                     Exhibit 4.3

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                            P. H. GLATFELTER COMPANY
                                     Issuer

                          7 1/8% Senior Notes due 2016

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 22, 2006

                                   ----------

                                  SUNTRUST BANK
                                     Trustee

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          FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September __, 2006, among Glatfelter Holdings, LLC and Glatfelter Holdings
II, LLC, each a Delaware limited liability company (the "Additional Subsidiary Guarantors"), the entities listed on Schedule I hereto (collectively, the "Existing Subsidiary Guarantors"), P. H. Glatfelter Company, a Pennsylvania corporation (the "Company"), and SunTrust Bank, as trustee (the "Trustee").

                                   WITNESSETH

          WHEREAS, the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of April 28, 2006 (the "Indenture"), providing for the issuance of 7 1/8% Senior Notes due 2016 (the "Notes");

          WHEREAS, pursuant to Section 4.11 of the Indenture, the Company may not permit any Domestic Restricted Subsidiary to incur any Indebtedness unless (with exceptions) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee and becomes a Subsidiary Guarantor;

          WHEREAS, each Additional Subsidiary Guarantor is a Domestic Restricted Subsidiary of the Company and intends to guarantee the Company's obligations under the Indenture;

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without notice to or consent of any Noteholder to, among other things, add Subsidiary Guarantees and;

          WHEREAS, the Company has heretofore delivered or is delivering contemporaneously to the Trustee (i) an Officers' Certificate and (ii) an Opinion of Counsel, in each case in compliance with and to the effect set forth in Sections 1.01, 9.06, 11.04 and 11.05.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree, for the equal and proportionate benefit of all Noteholders, as follows:

                                   ARTICLE ONE

                            RATIFICATION; DEFINITIONS

          SECTION 1.01. First Supplemental Indenture. This Supplemental Indenture is supplemental to, and is entered into in accordance with Section
9.01 of the Indenture, and except as modified, amended and supplemented by this Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect; and

          SECTION 1.02. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                                   ARTICLE TWO

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                        ADDITIONAL SUBSIDIARY GUARANTORS

          SECTION 2.01. Guarantee. Each Additional Subsidiary Guarantor hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Subsidiary Guarantor (in addition to any other Subsidiary Guarantors) under the Indenture, subject to the terms and conditions thereof, with the same effect as if such Additional Subsidiary Guarantor had been named as a Subsidiary Guarantor therein as of the date this Supplemental Indenture is executed and delivered.

                                  ARTICLE THREE

                                  MISCELLANEOUS

          SECTION 3.01. Successors and Assigns. This Supplemental Indenture shall be binding upon each Additional Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture, this Supplemental Indenture and the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture and the Indenture.

          SECTION 3.02. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

          SECTION 3.03. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 3.04. Effective Date. This Supplemental Indenture shall become effective upon execution and delivery hereof.

          SECTION 3.05. Incorporation into Indenture. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture; and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          SECTION 3.06. Acceptance. The Trustee accepts the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented.

          SECTION 3.07. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 3.08. Table of Contents; Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered part hereof and shall not modify or restrict any of the terms or provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                                        P. H. GLATFELTER COMPANY


                                        By: /s/ Jeffrey J. Norton
                                            ------------------------------------
                                        Name: Jeffrey J. Norton
                                        Title: Vice President, General
                                               Counsel & Secretary

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                                        PHG TEA LEAVES, INC.


                                        By: /s/ George B. Amoss, Jr.
                                            ------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: Treasurer


                                        MOLLANVICK, INC.


                                        By: /s/ Donald Gross
                                            ------------------------------------
                                        Name: Donald Gross
                                        Title: Treasurer


                                        THE GLATFELTER PULP WOOD COMPANY


                                        By: /s/ John P. Jacunski
                                            ------------------------------------
                                        Name: John P. Jacunski
                                        Title: Treasurer


                                        GLT INTERNATIONAL FINANCE, LLC


                                        By: /s/ George B. Amoss, Jr.
                                            ------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: Treasurer


                                        GLENN-WOLFE, INC.


                                        By: /s/ Donald Gross
                                            ------------------------------------
                                        Name: Donald Gross
                                        Title: Treasurer

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                                        GLATFELTER HOLDINGS, LLC


                                        By: /s/ David C. Elder
                                            ------------------------------------
                                        Name: David C. Elder
                                        Title: Treasurer


                                        GLATFELTER HOLDINGS II, LLC


                                        By: /s/ David C. Elder
                                            ------------------------------------
                                        Name: David C. Elder
                                        Title: Treasurer

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                                        SUNTRUST BANK, as Trustee


                                        By:    /s/ Nancy C. Harrison
                                            ------------------------------------
                                        Name:  Nancy C. Harrison
                                              ----------------------------------
                                        Title: Vice President
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                                   SCHEDULE I

                         EXISTING SUBSIDIARY GUARANTORS

PHG Tea Leaves, Inc.

Mollanvick, Inc.

The Glatfelter Pulp Wood Company

GLT International Finance, LLC

Glenn-Wolfe, Inc.